Exhibit 99.1

Quarterly Earnings Review

July 19, 2011

Table of Contents

Second Quarter 2011 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Capital	10

Investment Securities Portfolio	11

Nonperforming Assets	12

Allowance for Credit Losses, Provision and Net Charge-offs	12

Review of Businesses	12

• Investment Management	13

• Investment Services	15

• Other	17

Supplemental Information – Explanation of Non-GAAP Financial Measures	18

Cautionary Statement	22

BNY Mellon 1Q11 Quarterly Earnings Review

SECOND QUARTER 2011 FINANCIAL HIGHLIGHTS

	Net income from continuing operations (a)			EPS from continuing operations (a) (b)
	(in millions)						2Q11 vs.
	2Q10	1Q11	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11
Earnings:
Continuing operations – GAAP	$668	$625	$735	$0.55	$0.50	$0.59	7%	18%
Non-GAAP adjustments (a)	—	6	—	—	—	—

Subtotal Non-GAAP operating basis	668	631	735	0.55	0.50	0.59	7%	18%
Intangible amortization	60	68	68	0.05	0.05	0.05

Continuing operations – Non-GAAP	$728	$699	$803	$0.60	$0.55	$0.64	7%	16%

Net income applicable to common shareholders – GAAP	$658	$625	$735	$0.54	$0.50	$0.59	9%	18%

KEY POINTS (comparisons are unannualized 2Q11 vs. 2Q10 unless otherwise stated)

•	Earnings
-	Total revenue of $3.9 billion +15%.
-	Investment services fees +27% benefiting from the impact of the Acquisitions, net new business and higher Depositary Receipts and securities lending revenue.
-	Investment management fees +14% benefiting from higher market values and net new business.
-	Net interest revenue increased 1% driven by growth in client deposits and the purchase of high quality securities.
-	Net securities gains of $48 million primarily resulted from the sale of long dated U.S. Treasury and agency securities.
-	Noninterest expense +21% (Non-GAAP) reflecting the impact of the Acquisitions and higher litigation/legal expenses. (c)
-	Effective tax rate of 26.9%; 30.0% adjusted for the impact of consolidated investment management funds. (a)
•	AUC/A and AUM
-	Record levels of AUC/A and AUM in 2Q11 reflecting improved market values and net new business
-	AUC/A of $26.3 trillion, + 21%.
-	AUM of $1.3 trillion, + 22%.
-	Long-term inflows of $32 billion in 2Q11.
-	Short-term outflows of $1 billion in 2Q11.
•	Capital
-	Generated $803 million of Basel I Tier 1 common equity in 2Q11. (a)
-	Estimated Basel III Tier 1 common equity ratio (Non-GAAP) increased approximately 45 basis points from March 31, 2011, to 6.6%.
-	Tier 1 common ratio 12.6% and return on Tier 1 common 23%. (a)
-	Repurchased 9.8 million common shares in 2Q11.
-	Announced agreement to sell our Shareowner Services business.

(a)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share is determined based on the net income reported on the income statement less earnings allocated to participating securities of $7 million in the second quarter of 2010, $6 million in the first quarter of 2011 and $8 million in the second quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $—million in the second quarter of 2010, $6 million in the first quarter of 2011 and $—million in the second quarter of 2011.
(c)	Total noninterest expense on a GAAP basis is presented on page 3.

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BNY Mellon 1Q11 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)						2Q11 vs.
	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
Revenue:
Fee and other revenue – GAAP	$2,555	$2,668	$2,972	$2,838	$3,056
Less: Net securities gains	13	6	1	5	48

Total fee revenue – GAAP	2,542	2,662	2,971	2,833	3,008	18%	6%
Income of consolidated investment management funds, net of noncontrolling interests (a)	32	49	45	66	42
Net interest revenue – GAAP	722	718	720	698	731	1	5
Total revenue excluding net securities gains – Non-GAAP	3,296	3,429 (b)	3,736 (b)	3,597 (b)	3,781 (b)	15	5
Total revenue – GAAP	3,342	3,423	3,751	3,646	3,850	15	6
Provision for credit losses	20	(22)	(22)	—	—
Expense:
Noninterest expense – GAAP	2,316	2,611	2,803	2,697	2,816	22	4
Less: Amortization of intangible assets	98	111	115	108	108
Restructuring charges	(15)	15	21	(6)	(7)
M&I expenses	14	56	43	17	25
Total noninterest expense – Non-GAAP	2,219	2,429 (b)	2,624 (b)	2,578 (b)	2,690 (b)	21	4
Income:
Income from continuing operations before income taxes	1,006	834	970	949	1,034
Provision for income taxes	304	220	265	279	277
Income from continuing operations	$702	$614	$705	$670	$757	8%	13%
Net (income) loss attributable to noncontrolling interests (a)	(34)	11	(15)	(45)	(22)

Net income from continuing operations	668	625	690	625	735
Net loss from discontinued operations	(10)	(3)	(11)	—	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$658	$622	$679	$625	$735

Key Metrics (c):
Pre-tax operating margin – GAAP (d)	30%	24%	26%	26%	27%
Non-GAAP adjusted (d)	32%	30%	30%	28%	29%

Return on common equity (annualized) – GAAP (d)	8.8%	7.8%	8.5%	7.7%	8.8%

Return on tangible common equity (annualized) Non-GAAP (d)	25.7%	26.3%	27.5%	24.3%	26.3%

Fee revenue as a percentage of total revenue excluding net securities gains	76%	78%	79%	78%	79%

Percentage of non-U.S. total revenue	35%	36%	38%	37%	37%

Period end:
Employees	42,700	47,700	48,000	48,400	48,900
Market capitalization	$29,975	$32,413	$37,494	$37,090	$31,582
Common shares outstanding	1,214,042	1,240,454	1,241,530	1,241,724	1,232,691

(a)	Includes income of $33 million in the second quarter of 2010, loss of $12 million in the third quarter of 2010, income of $14 million in the fourth quarter of 2010, income of $44 million in the first quarter of 2011 and income of $21 million in the second quarter of 2011, of noncontrolling interests related to consolidated investment management funds, respectively.
(b)	Includes total revenue of $237 million in the third quarter of 2010, $253 million in the fourth quarter of 2010, $270 million in the first quarter of 2011 and $274 million in the second quarter of 2011, and noninterest expense of $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010, $203 million in the first quarter of 2011 and $210 million in the second quarter of 2011 from the GIS and BAS acquisitions (collectively, the “Acquisitions”).
(c)	Key metrics for all periods in 2010 are presented on a continuing operations basis.
(d)	See Supplemental information beginning on page 18 for GAAP to Non-GAAP reconciliations.
N/A	– Not applicable.

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BNY Mellon 2Q11 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						2Q11 vs.
	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
Changes in market value of assets under management (in billions):
Beginning balance	$1,105	$1,047	$1,141	$1,172	$1,229
Net inflows:
Long-term	12	11	9	31	32
Money market	(17)	18	6	(5)	(1)
Total net inflows	(5)	29	15	26	31
Net market/currency impact	(53)	65	16	31	14
Ending balance (b)	$1,047	$1,141	$1,172	$1,229	$1,274 (a)	22%	4%

Composition of assets under management at period end (b):
Equity	30%	31%	32%	34%	34%
Money market	30	29	29	27	26
Fixed income	30	30	29	30	31
Alternative investments and overlay	10	10	10	9	9
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,350	$6,520	$6,668	$6,825	$6,884	8%	1%
Average deposits (in millions)	$8,018	$8,455	$9,140	$9,272	$8,996	12%	(3)%
(a)	Preliminary.
(b)	Excludes securities lending cash management assets.

Investment Services metrics						2Q11 vs.
	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
Market value of assets under custody and administration at period-end (in trillions)	$21.8	$24.4	$25.0	$25.5	$26.3	21%	3%

Market value of securities on loan at period-end (in billions) (a)	$248	$279	$278	$278	$273	10%	(2)%

Average loans (in millions)	$17,053	$17,941	$19,053	$20,554	$22,891	34%	11%
Average deposits (in millions)	$121,468	$123,212	$136,060	$141,115	$154,771	27%	10%

Asset servicing:
New business wins (in billions)	$419	$480	$350	$496	$196

Corporate Trust:
Total debt serviced (in trillions)	$11.6	$12.0	$12.0	$11.9	$11.8	2%	(1)%
Number of deals administered	140,551	135,613	138,067	133,416	133,262	(5)%	—%

Depositary Receipts:
Number of sponsored programs	1,341	1,346	1,359	1,367	1,386	3%	1%

Clearing services:
DARTS volume (in thousands)	198.4	161.4	185.5	207.2	196.5	(1)%	(5)%
Average active clearing accounts (in thousands)	4,896	4,929	4,967	5,289	5,486	12%	4%
Average long-term mutual fund assets (U.S. platform) (in millions)	$229,714	$243,573	$264,076	$287,682	$306,193	33%	6%
Average margin loans (in millions)	$5,775	$6,261	$6,281	$6,978	$7,506	30%	8%

Broker-Dealer:
Average collateral management balances (in billions)	$1,565	$1,632	$1,794	$1,806	$1,845	18%	2%

Treasury services:
Global payments transaction volume (in thousands)	10,678	10,847	11,042	10,587	10,762	1%	2%
(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 2Q11 Quarterly Earnings Review

Market indices						2Q11 vs.
	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
S&P 500 Index (a)	1031	1141	1258	1326	1321	28%	—%
S&P 500 Index – daily average	1135	1095	1204	1302	1318	16	1
FTSE 100 Index (a)	4917	5549	5900	5909	5946	21	1
FTSE 100 Index-daily average	5361	5312	5760	5945	5906	10	(1)
Barclays Capital Aggregate BondSM Index (a)	299	329	323	328	341	14	4
MSCI EAFE® Index (a)	1348	1561	1658	1703	1708	27	—
NYSE and NASDAQ Share Volume (in billions)	299	233	219	225	209	(30)	(7)
(a)	Period end.

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BNY Mellon 2Q11 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue										2Q11 vs.
(dollar amounts in millions)	2Q10	3Q10		4Q10		1Q11		2Q11		2Q10	1Q11
Investment services fees:
Asset servicing (b)	$668	$870		$914		$923		$980		47%	6%
Issuer services	354	364		409		351		365		3	4
Clearing services	245	252		278		292		292		19	—
Treasury services	125	132		129		128		127		2	(1)
Total investment services fees	1,392	1,618		1,730		1,694		1,764		27	4
Investment management and performance fees	686	696		800		764		779		14	2
Foreign exchange and other trading revenue	220	146		258		198		222		1	12
Distribution and servicing	51	56		55		53		49		(4)	(8)
Financing-related fees	48	49		48		43		49		2	14
Investment and other income	145	97		80		81		145		—	N/M
Total fee revenue	2,542	2,662		2,971		2,833		3,008		18	6
Net securities gains	13	6		1		5		48		N/M	N/M
Total fee and other revenue	$2,555	$2,668	(a)	$2,972	(a)	$2,838	(a)	$3,056	(a)	20%	8%
Fee revenue as a percentage of total revenue excluding net securities gains	76%	78%		79%		78%		79%
(a)	Total fee revenue from the Acquisitions was $234 million in the third quarter of 2010, $246 million in the fourth quarter of 2010 and $261 million in both the first and second quarters of 2011.
(b)	Asset servicing fees include securities lending revenue of $46 million in the second quarter of 2010, $37 million in the third quarter of 2010, $38 million in the fourth quarter of 2010, $37 million in the first quarter of 2011 and $62 million in the second quarter of 2011.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees – The year-over-year increase was primarily driven by the impact of the Acquisitions, higher market values, net new business and higher securities lending revenue due to higher loan balances and spreads. The sequential increase reflects seasonally higher securities lending revenue and net new business.

•

Issuer services fees – The year-over-year increase reflects higher Depositary Receipts revenue driven by higher corporate actions and services fees, partially offset by lower Shareowner Services and Corporate Trust revenue. The sequential increase reflects seasonally higher Depositary Receipts revenue, partially offset by lower Shareowner Services and Corporate Trust revenue.

•

Clearing services fees – The year-over-year increase reflects the impact of the GIS acquisition, growth in mutual fund assets and positions and new business, partially offset by lower transaction volumes and higher money market fee waivers. Sequentially, the impact of higher mutual fund positions was offset by lower transaction volumes and higher money market fee waivers.

•

Investment management and performance fees totaled $779 million in the second quarter of 2011, an increase of 14% year-over-year and 2% (unannualized) sequentially. The year-over-year increase reflects higher market values and net new business. The sequential increase primarily reflects net new business. Both the year-over-year and sequential increases were partially offset by higher money market fee waivers.

Foreign exchange and other trading revenue (in millions)	2Q10	3Q10	4Q10	1Q11	2Q11
Foreign exchange	$246	$160	$206	$173	$184
Fixed income	(32)	(7)	39	17	28
Credit derivatives (Used as economic hedges of loans)	4	(6)	(3)	(1)	(1)
Other	2	(1)	16	9	11
Total	$220	$146	$258	$198	$222

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BNY Mellon 2Q11 Quarterly Earnings Review

Foreign exchange and other trading revenue totaled $222 million compared with $220 million in the second quarter of 2010 and $198 million in the first quarter of 2011. In the second quarter of 2011, foreign exchange revenue totaled $184 million, a decrease of 25% year-over-year and an increase of 6% (unannualized) sequentially. The year-over-year decrease reflects lower volatility partially offset by higher volumes. The increase sequentially primarily reflects higher volatility. Other trading revenue was $38 million in the second quarter of 2011, an increase of $64 million compared with the second quarter of 2010 and $13 million compared with the first quarter of 2011. Both increases were driven by higher fixed income trading revenue. Additionally, the second quarter of 2010 included negative credit valuation adjustments (“CVA”) related to derivatives.

•

Investment and other income totaled $145 million compared with $145 million in the prior year period and $81 million in the first quarter of 2011. The $64 million increase sequentially primarily reflects gains related to loans held-for-sale retained from a previously divested banking subsidiary. Year-over-year, the loan gains and higher seed capital and private equity investment revenue were offset by lower foreign currency translation and leasing gains.

•	Net securities gains of $48 million primarily resulted from the sale of longer dated U.S. Treasury and agency securities.

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BNY Mellon 2Q11 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						2Q11 vs.
(dollar amounts in millions)	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10		1Q11
Net interest revenue (non-FTE)	$722	$718	$720	$698	$731	1%		5%
Net interest revenue (FTE)	727	723	724	702	737	1		5
Net interest margin (FTE)	1.74%	1.67%	1.54%	1.49%	1.41%	(33	) bps	(8	) bps
Selected average balances:
Cash/interbank investments	$73,673	$74,803	$82,000	$82,524	$97,946	33%		19%
Trading account securities	2,752	3,194	2,698	3,698	2,877	5		(22)
Securities	54,030	57,993	65,370	65,397	68,782	27		5
Loans	36,664	36,769	37,529	38,566	40,328	10		5

Interest-earning assets	167,119	172,759	187,597	190,185	209,933	26		10
Interest-bearing deposits	99,963	104,033	111,776	116,515	125,958	26		8
Noninterest-bearing deposits	34,628	33,198	39,625	38,616	43,038	24		11
Selected average yields/rates:
Cash/interbank investments	0.82%	0.83%	0.98%	0.83%	0.88%
Trading account securities	2.62	2.57	3.02	2.44	2.44
Securities	3.62	3.41	3.02	2.96	2.89
Loans	2.30	2.23	2.12	2.08	2.02
Interest-earning assets	2.08	2.03	1.95	1.85	1.78
Interest-bearing deposits	0.17	0.19	0.22	0.23	0.34
Average cash/interbank investments as a percentage of average interest-earning assets	44%	43%	44%	43%	47%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	21%	19%	21%	20%	21%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $731 million in 2Q11, an increase of $9 million compared with 2Q10 and $33 million sequentially. Both increases were primarily driven by growth in client deposits and the purchase of high quality securities, partially offset by lower spreads resulting from the continued impact of the low rate environment.

•	The net interest margin (FTE) was 1.41% in 2Q11, compared with 1.74% in 2Q10 and 1.49% in 1Q11. The decline from both prior periods primarily reflects tighter spreads.

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BNY Mellon 2Q11 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	2Q10	3Q10		4Q10		1Q11	2Q11	2Q11 vs.
(dollar amounts in millions)								2Q10	1Q11
Staff:
Compensation	$763	$850		$871		$876	$903	18%	3%
Incentives	272	289		348		325	328	21	1
Employee benefits	199	205		198		223	232	17	4
Total staff	1,234	1,344		1,417		1,424	1,463	19	3
Professional, legal and other purchased services	256	282		320		283	301	18	6
Software and equipment	162	187		207		206	203	25	(1)
Net occupancy	143	150		158		153	161	13	5
Distribution and servicing	90	94		104		111	109	21	(2)
Sub-custodian	65	60		70		68	88	35	29
Business development	68	63		88		56	73	7	30
Other	201	249		260		277	292	45	5
Subtotal	2,219	2,429	(a)	2,624	(a)	2,578 (a)	2,690 (a)	21	4
Amortization of intangible assets	98	111		115		108	108	10	—
Restructuring charges	(15)	15		21		(6)	(7)	N/M	N/M
M&I expenses	14	56		43		17	25	79	47
Total noninterest expense	$2,316	$2,611		$2,803		$2,697	$2,816	22%	4%
Total staff expense as a percentage of total revenue	37%	39%		38%		39%	38%
(a)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010, $203 million in the first quarter of 2011 and $210 million in the second quarter of 2011.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and merger and integration (“M&I”) expenses) (Non-GAAP) increased 21% compared with the prior year period, primarily driven by the impact of the Acquisitions and higher litigation/legal expenses. The year-over-year increase, excluding the impact of the Acquisitions, was 12%. Both the year-over-year and sequential increases reflect the impact of the annual employee merit increase in the second quarter of 2011, as well as higher volume-related and business development expenses. The increase in other expenses in the second quarter of 2011 primarily resulted from a first quarter increase in the value of collateral related to customer support agreements.

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BNY Mellon 2Q11 Quarterly Earnings Review

CAPITAL

Tier 1 common capital generation	2Q10	3Q10		4Q10	1Q11	2Q11
(dollars in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$658	$622		$679	$625	$735
Add: Intangible amortization	60	70		72	68	68
Gross Tier 1 common equity generated	718	692		751	693	803
Less: Dividends	110	110		112	111	162
Common stock repurchases	—	—		—	32	272
Goodwill & intangible assets related to the Acquisitions	—	2,283		—	—	—
Capital deployed	110	2,393		112	143	434
Add: Other	(173)	853	(a)	(64)	246	141
Net Tier 1 common equity generated	$435	$(848)		$575	$796	$510
(a)	Includes common stock issued during the third quarter of 2010.

Capital ratios	June 30, 2010	March 31, 2011	June 30, 2011 (a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)	N/A	6.1%	6.6%
Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c) (d)	11.9%	12.4	12.6
Tier 1 capital ratio (c)	13.5	14.0	14.1
Total (Tier 1 plus Tier 2) capital ratio (c)	17.2	16.8	16.7
Leverage capital ratio (c)	6.6	6.1	5.8
Common shareholders’ equity to total assets ratio (d)	12.9	12.5	11.1
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.3	5.9	6.0
(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio(Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	On a regulatory basis as determined under Basel 1 guidelines.
(d)	See the Supplemental information section beginning on page 18 for a calculation of these ratios.
N/A	– Not applicable.

We generated $803 million of Basel I Tier 1 common equity in 2Q11, primarily driven by earnings retention.

In 2Q11, we increased our Basel III Tier 1 common equity ratio by approximately 45 basis points, reflecting our strong capital generation and improving risk-weighted assets mix. Given the strength of our balance sheet and ability to rapidly grow capital, we do not anticipate accelerating our timeline to meet the proposed Basel III capital guidelines.

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BNY Mellon 2Q11 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2011, the fair value of our investment securities portfolio totaled $68.6 billion. The unrealized pre-tax net gain on our total securities portfolio was $770 million at June 30, 2011 compared with a pre-tax net gain of $569 million at March 31, 2011 and an unrealized pre-tax net gain of $292 million at June 30, 2010. Total paydowns of sub-investment grade securities were approximately $330 million in the second quarter of 2011. The investment securities previously included in the former Grantor Trust were marked down to approximately 60% of face value in 2009. At June 30, 2011, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $601 million. Reflecting improved performance, the commercial mortgage-backed and credit card securities were moved out of the Watch list in the second quarter of 2011.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	March 31, 2011		2Q11 change in unrealized gain/ (loss)	June 30, 2011			Fair value as a % of amortized cost (a )	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$4,628		$52	$4,674	$4,334		92%	$(340)	82%	16%	2%	—%	—%
Non-agency RMBS	2,428		(48)	2,509	2,237		82	(272)	21	14	13	52	—
Other	341		2	274	312		47	38	3	1	21	20	55
Total Watch list (b)	7,397		6	7,457	6,883		85	(574)	59	15	6	18	2
Agency RMBS	19,227		182	18,767	19,282		103	515	100	—	—	—	—
Sovereign debt/ sovereign guaranteed (d)	9,683		23	10,536	10,581		100	45	100	—	—	—	—
U.S. Treasury securities	13,618		174	13,187	13,296		101	109	100	—	—	—	—
Non-agency RMBS (e)	4,383		(222)	3,409	4,010		71	601	2	1	3	94	—
Foreign covered bonds (f)	3,087		24	2,976	2,965		100	(11)	100	—	—	—	—
FDIC-insured debt	2,497		(7)	2,193	2,223		101	30	100	—	—	—	—
Commercial MBS	2,131		(2)	2,063	2,119		103	56	89	8	3	—	—
CLO	254		(5)	1,144	1,139		100	(5)	83	17	—	—	—
U.S. Government agency debt	1,017		18	1,099	1,111		101	12	100	—	—	—	—
Credit cards	442		—	475	480		100	5	11	87	2	—	—
Other	2,665		10	4,526	4,513		100	(13)	59	25	4	1	11
Total investment securities	$66,401	(g)	$201	$67,832	$68,602	(g)	97%	$770	87%	4%	1%	7%	1%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS, and other securities. Primarily UK and Netherlands exposure.
(d)	Primarily UK, Germany, France and Netherlands exposure. There was no exposure to Portugal, Ireland, Italy, Greece and Spain at March 31, 2011 and June 30, 2011.
(e)	These RMBS were previously included in the former Grantor Trust and were marked to market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(f)	Germany and Canada exposure.
(g)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $92 million at March 31, 2011 and $37 million at June 30, 2011.

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BNY Mellon 2Q11 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	June 30, 2010	March 31, 2011	June 30, 2011
Loans:
Other residential mortgages	$229	$245	$236
Wealth management	62	56	31
Commercial	40	32	31
Commercial real estate	49	36	28
Foreign	7	7	13
Financial institutions	13	4	4
Total nonperforming loans	400	380	343
Other assets owned	6	6	8
Total nonperforming assets (a)	$406	$386	$351
Nonperforming assets ratio	1.1%	1.0%	1.0%
Allowance for loan losses/nonperforming loans	135.5	122.9	128.6
Total allowance for credit losses/nonperforming loans	161.3	145.8	156.0
(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $131 million at June 30, 2010, $239 million at March 31, 2011 and $216 million at June 30, 2011. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	2Q10	1Q11	2Q11
Allowance for credit losses – beginning of period	$638	$571	$554
Provision for credit losses	20	—	—
Net (charge-offs) recoveries:
Other residential mortgages	(10)	(16)	(9)
Foreign	—	—	(6)
Commercial	—	1	(3)
Commercial real estate	(1)	(3)	(1)
Financial institutions	(1)	1	—
Wealth Management	(1)	—	—
Total net (charge-offs) recoveries	(13)	(17)	(19)
Allowance for credit losses – end of period	$645	$554	$535
Allowance for loan losses	$542	$467	$441
Allowance for unfunded commitments	103	87	94

There was no provision for credit losses in the second quarter of 2011, compared with a charge of $20 million in the second quarter of 2010 and no provision in the first quarter of 2011. During the second quarter of 2011, the total allowance for credit losses decreased $19 million driven by net charge-offs.

REVIEW OF BUSINESSES

In the first quarter of 2011, BNY Mellon realigned its internal reporting structure and business presentation to focus on its two principal businesses, Investment Management and Investment Services. Also in the first quarter of 2011, we revised the net interest revenue for our businesses to reflect a new approach which adjusts our transfer pricing methodology to better reflect the value of certain domestic deposits. All prior period business results were restated. There was no impact to the consolidated results.

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BNY Mellon 2Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT (provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments)

						2Q11 vs.
(dollar amounts in millions, unless otherwise noted)	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
Revenue:
Investment management and performance fees:
Mutual funds	$254	$270	$293	$283	$290	14%	2%
Institutional clients	279	282	300	319	319	14	—
Wealth management	153	154	157	164	163	7	(1)
Performance fees	19	16	75	17	18	(5)	6
Total investment management and performance fees	705	722	825	783	790	12	1
Distribution and servicing	49	53	52	51	48	(2)	(6)
Other (a)	13	18	22	36	27	N/M	(25)
Total fee and other revenue (a)	767	793	899	870	865	13	(1)
Net interest revenue	53	50	50	53	47	(11)	(11)
Total revenue	820	843	949	923	912	11	(1)
Provision for credit losses	1	—	2	—	1	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	596	624	667	630	643	8	2
Income before taxes (ex. amortization of intangible assets)	223	219	280	293	268	20	(9)
Amortization of intangible assets	59	59	61	55	53	(10)	(4)
Income before taxes	$164	$160	$219	$238	$215	31%	(10)%
Pre-tax operating margin	20%	19%	23%	26%	24%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	31%	29%	33%	36%	33%
Metrics:
Changes in market value of assets under management (in billions):
Beginning balance	$1,105	$1,047	$1,141	$1,172	$1,229
Net inflows:
Long-term	12	11	9	31	32
Money market	(17)	18	6	(5)	(1)
Total net inflows	(5)	29	15	26	31
Net market/currency impact	(53)	65	16	31	14
Ending balance (d)	$1,047	$1,141	$1,172	$1,229	$1,274 (c)	22%	4%
Composition of assets under management at period end (d):
Equity	30%	31%	32%	34%	34%
Money market	30	29	29	27	26
Fixed income	30	30	29	30	31
Alternative investments and overlay	10	10	10	9	9
Total	100%	100%	100%	100%	100%
Wealth management:
Average loans	$6,350	$6,520	$6,668	$6,825	$6,884	8%	1%
Average deposits	$8,018	$8,455	$9,140	$9,272	$8,996	12%	(3)%
(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See Supplemental information beginning on page 18. Additionally, other revenue includes asset servicing, clearing services and treasury services revenue.
(b)	Distribution and servicing expense is netted with the distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $90 million, $94 million, $104 million, $110 million and $108 million, respectively.
(c)	Preliminary.
(d)	Excludes securities lending cash management assets.

N/M – Not meaningful.

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BNY Mellon 2Q11 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Investment Management results reflect the benefit of net new business in the investment management boutiques and wealth management platform, higher equity values (year-over-year), improved investment performance, and the adverse impact of the low interest rate environment.

•

Assets under management were a record $1.3 trillion at June 30, 2011, up 22% year-over-year and 4% sequentially. The year-over-year increase reflects improved markets values and net new business. The sequential increase primarily reflects net new business.

-	Net long-term inflows were $32 billion and short-term outflows were $1 billion in 2Q11. Long-term inflows benefited from strength in fixed income and equity indexed products.

•

Investment management and performance fees were up 12% year-over-year and 1% (unannualized) sequentially. The year-over-year increase primarily reflects higher market values and net new business. The sequential increase primarily reflects net new business. Increases in both periods were partially offset by higher money market fee waivers.

•

Net interest revenue decreased 11% year-over-year and 11% (unannualized) sequentially. The year-over-year decrease primarily resulted from low interest rates, partially offset by higher average loans and deposits. The sequential decrease primarily resulted from the consolidation of certain assets.

-	Average loans increased 8% year-over-year and 1% sequentially; average deposits increased 12% year-over-year and decreased 3% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 8% year-over-year and 2% (unannualized) sequentially. The year-over-year and sequential increases primarily resulted from higher incentives, driven by new business, and the annual employee merit increase in 2Q11. The year-over-year increase also reflects higher distribution and servicing expenses.

•	Generated 300 basis points of positive operating leverage year-over-year, excluding amortization of intangible assets.

•	41% non-U.S. revenue in 2Q11 vs. 38% in 2Q10.

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BNY Mellon 2Q11 Quarterly Earnings Review

INVESTMENT SERVICES (provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and shareowner services, as well as clearing services and global payment/working capital solutions to global financial institutions)

(dollar amounts in millions, unless otherwise noted)						2Q11 vs.
	2Q10	3Q10	4Q10	1Q11	2Q11	2Q10	1Q11
Revenue:
Investment services fees:
Asset servicing	$627	$845	$888	$897	$950	52%	6%
Issuer services	354	364	409	351	365	3	4
Clearing services	240	250	276	290	290	21	—
Treasury services	124	131	128	127	127	2	—
Total investment services fees	1,345	1,590	1,701	1,665	1,732	29	4
Foreign exchange and other trading revenue	249	185	227	208	202	(19)	(3)
Other (a)	120	90	82	77	84	(30)	9
Total fee and other revenue (a)	1,714	1,865	2,010	1,950	2,018	18	3
Net interest revenue	608	589	598	639	666	10	4
Total revenue (b)	2,322	2,454	2,608	2,589	2,684	16	4
Noninterest expense (ex. amortization of intangible assets) (c)	1,521	1,630	1,759	1,763	1,837	21	4
Income before taxes (ex. amortization of intangible assets)	801	824	849	826	847	6	3
Amortization of intangible assets	39	52	53	53	54	38	2
Income before taxes	$762	$772	$796	$773	$793	4%	3%
Pre-tax operating margin	33%	31%	31%	30%	30%
Pre-tax operating margin (ex. amortization of intangible assets)	34%	34%	33%	32%	32%
Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	88%	98%	97%	94%	94%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$21.8	$24.4	$25.0	$25.5	$26.3	21%	3%

Market value of securities on loan at period-end (in billions) (d)	$248	$279	$278	$278	$273	10%	(2)%

Securities lending revenue	$30	$26	$27	$27	$52	73%	93%

Average loans	$17,053	$17,941	$19,053	$20,554	$22,891	34%	11%
Average deposits	$121,468	$123,212	$136,060	$141,115	$154,771	27%	10%

Asset servicing:
New business wins (in billions)	$419	$480	$350	$496	$196

Corporate Trust:
Total debt serviced (in trillions)	$11.6	$12.0	$12.0	$11.9	$11.8	2%	(1)%
Number of deals administered	140,551	135,613	138,067	133,416	133,262	(5)%	—%

Depositary Receipts:
Number of sponsored programs	1,341	1,346	1,359	1,367	1,386	3%	1%

Clearing services:
DARTS volume (in thousands)	198.4	161.4	185.5	207.2	196.5	(1)%	(5)%
Average active clearing accounts (in thousands)	4,896	4,929	4,967	5,289	5,486	12%	4%
Average long-term mutual fund assets (U.S. platform)	$229,714	$243,573	$264,076	$287,682	$306,193	33%	6%
Average margin loans	$5,775	$6,261	$6,281	$6,978	$7,506	30%	8%

Broker-Dealer:
Average collateral management balances (in billions)	$1,565	$1,632	$1,794	$1,806	$1,845	18%	2%

Treasury services:
Global payments transaction volume (in thousands)	10,678	10,847	11,042	10,587	10,762	1%	2%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Total revenue from the Acquisitions was $237 million in the third quarter of 2010, $253 million in the fourth quarter of 2010, $270 million in the first quarter of 2011 and $274 million in the second quarter of 2011.
(c)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010, $196 million in the fourth quarter of 2010, $203 million in the first quarter of 2011 and $210 million in the second quarter of 2011.
(d)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 2Q11 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment Services results reflect the impact of the Acquisitions (year-over-year), net new business, improved market values and seasonality (sequentially)

•	Investment services fees totaled $1.7 billion, an increase of 29% year-over-year and 4% (unannualized) sequentially.

-

Asset servicing revenue (global custody, broker-dealer services and alternative investment services) was $950 million in 2Q11 compared with $897 million in 1Q11 and $627 million in 2Q10. The year-over-year increase was primarily driven by the impact of the Acquisitions, higher market values, net new business and higher securities lending revenue due to higher loan balances and spreads. The sequential increase reflects seasonally higher securities lending revenue and net new business.

-

Issuer services revenue (corporate trust, depositary receipts and shareowner services) was $365 million in 2Q11 compared with $351 million in 1Q11 and $354 million in 2Q10. The year-over-year increase reflects higher Depositary Receipts revenue driven by higher corporate actions and services fees, partially offset by lower Shareowner Services and Corporate Trust revenue. The sequential increase reflects seasonally higher Depositary Receipts revenue, partially offset by lower Shareowner Services and Corporate Trust revenue.

-

Clearing services revenue (Pershing) was $290 million in 2Q11 compared with $290 million in 1Q11 and $240 million in 2Q10. The year-over-year increase reflects the impact of the GIS acquisition, growth in mutual fund assets and positions and new business, partially offset by lower transaction volumes and higher money market fee waivers. Sequentially, the impact of higher mutual fund positions was offset by lower transaction volumes and higher money market fee waivers.

•

Foreign exchange and other trading revenue decreased 19% year-over-year and 3% (unannualized) sequentially. The year-over-year decrease reflects lower volatility, partially offset by higher volumes. The sequential decrease reflects slightly lower volumes.

•	Net interest revenue was $666 million in 2Q11 compared with $639 million in 1Q11 and $608 million in 2Q10. Both increases reflect higher average deposits partially offset by lower spreads.

•

Noninterest expense (excluding amortization of intangible assets) increased 21% year-over-year and 4% (unannualized) sequentially. The year-over-year increase primarily reflects the impact of the Acquisitions. Both increases resulted from net new business, higher litigation/legal expenses, higher volume-driven expenses and the annual employee merit increase in 2Q11.

•	38% non-U.S. revenue in 2Q11 vs. 36% in 2Q10.

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BNY Mellon 2Q11 Quarterly Earnings Review

OTHER SEGMENT (primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions)	2Q10	3Q10	4Q10	1Q11	2Q11
Revenue:
Fee and other revenue	$106	$59	$108	$84	$215
Net interest revenue	61	79	72	6	18
Total revenue	167	138	180	90	233
Provision for credit losses	19	(22)	(24)	—	(1)
Noninterest expense (ex. amortization of intangible assets, restructuring charges and M&I expenses)	102	175	198	185	210
Income (loss) before taxes (ex. amortization of intangible assets, restructuring charges and M&I expenses)	46	(15)	6	(95)	24
Amortization of intangible assets	—	—	1	—	1
Restructuring charges	(15)	15	21	(6)	(7)
M&I expenses	14	56	43	17	25
Income (loss) before taxes	$47	$(86)	$(59)	$(106)	$5
Average loans and leases	$13,261	$12,308	$11,808	$11,187	$10,553
Average deposits	$5,105	$5,564	$6,201	$4,744	$5,229

KEY POINTS

•

Total fee and other revenue increased $109 million compared to 2Q10 and $131 million compared to 1Q11. Both increases reflect gains related to loans retained from a previously divested banking subsidiary, net securities gains primarily from the sale of long dated U.S Treasury and agency securities and higher fixed income and derivative trading revenue.

•

The year-over-year decline in net interest revenue reflects a reduction in the net interest margin resulting from the continued impact of the low interest rate environment as well as lower average loan and lease balances resulting from our credit strategy to reduce targeted risk exposure. The sequential increase in net interest revenue reflects higher average deposits.

•

Noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) increased $108 million compared to 2Q10 and $25 million sequentially. The year-over-year increase reflects higher compensation and litigation expenses. The increase sequentially primarily reflects higher litigation and business development expenses.

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BNY Mellon 2Q11 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that provides additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III tier 1 common equity ratio permits investors the ability to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains; and expense measures which exclude restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions in 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains, BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

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BNY Mellon 2Q11 Quarterly Earnings Review

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	2Q10		1Q11		2Q11
(in millions, except per common share amounts)	Net income	EPS (a)	Net income	EPS (a)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$658	$0.54	$625	$0.50	$735	$0.59
Loss from discontinued operations	(10)	(0.01)	—	—	—	—
Continuing operations – GAAP	668	0.55	625	0.50	735	0.59
Add: Restructuring charges	(9)	N/A	(5)	N/A	N/A	N/A
M&I expenses	9	N/A	11	N/A	N/A	N/A
Net income from continuing operations applicable to common shareholders excluding restructuring charges, and M&I expenses – Non-GAAP	668	0.55	631	0.50	735	0.59
Add: Amortization of intangible assets	60	0.05	68	0.05	68	0.05
Net income from continuing operations applicable to common shareholders excluding restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$728	$0.60	$699	$0.55	$803	$0.64
(a)	Diluted earnings per share are determined based on the net income reported on the income statement less earnings allocated to participating securities of $7 million in the second quarter of 2010, $6 million in the first quarter of 2011 and $8 million in the second quarter of 2011, and the excess of redeemable value over the fair value of noncontrolling interests of $—million in the second quarter of 2010, $6 million in the first quarter of 2011 and $—million in the second quarter of 2011.
N/A	– Not applicable.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	2Q10	3Q10	4Q10	1Q11	2Q11
Income from continuing operations before income taxes – GAAP	$1,006	$834	$970	$949	$1,034
Less: Net securities gains	13	6	1	5	48
Noncontrolling interests of consolidated investment management funds	33	(12)	14	44	21
Add: Amortization of intangible assets	98	111	115	108	108
Restructuring charges	(15)	15	21	(6)	(7)
M&I expenses	14	56	43	17	25
Income from continuing operations before income taxes excluding net securities gains, noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP	$1,057	$1,022	$1,134	$1,019	$1,091
Fee and other revenue – GAAP	$2,555	$2,668	$2,972	$2,838	$3,056
Income of consolidated investment management funds – GAAP	65	37	59	110	63
Net interest revenue – GAAP	722	718	720	698	731
Total revenue – GAAP	3,342	3,423	3,751	3,646	3,850
Less: Net securities gains	13	6	1	5	48
Noncontrolling interests of consolidated investment management funds	33	(12)	14	44	21
Total revenue excluding net securities gains and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,296	$3,429	$3,736	$3,597	$3,781
Pre-tax operating margin (a)	30%	24%	26%	26%	27%
Pre-tax operating margin excluding net securities gains, noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP (a)	32%	30%	30%	28%	29%
(a)	Income before taxes divided by total revenue.

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BNY Mellon 2Q11 Quarterly Earnings Review

Return on common equity and tangible common equity (dollars in millions)	2Q10 (a)	3Q10 (a)	4Q10 (a)	1Q11	2Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$658	$622	$679	$625	$735
Less: Loss from discontinued operations, net of tax	(10)	(3)	(11)	—	—
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	668	625	690	625	735
Add: Amortization of intangible assets	60	70	72	68	68
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$728	$695	$762	$693	$803

Average common shareholders’ equity	$30,462	$31,868	$32,379	$32,827	$33,464
Less: Average goodwill	16,073	17,798	18,073	18,121	18,193
Average intangible assets	5,421	5,956	5,761	5,664	5,547
Add: Deferred tax liability – tax deductible goodwill	746	763	816	862	895
Deferred tax liability – non-tax deductible intangible assets	1,649	1,634	1,625	1,658	1,630
Average tangible common shareholders’ equity – Non-GAAP	$11,363	$10,511	$10,986	$11,562	$12,249

Return on common equity – GAAP (b)	8.8%	7.8%	8.5%	7.7%	8.8%

Return on tangible common equity – Non-GAAP (b)	25.7%	26.3%	27.5%	24.3%	26.3%
(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	June 30, 2010	March 31, 2011	June 30, 2011
Common shareholders’ equity at period end – GAAP	$30,396	$33,258	$33,851
Less: Goodwill	16,106	18,156	18,191
Intangible assets	5,354	5,617	5,514
Add: Deferred tax liability – tax deductible goodwill	746	862	895
Deferred tax liability – non-tax deductible intangible assets	1,649	1,658	1,630
Tangible common shareholders’ equity at period end – Non-GAAP	$11,331	$12,005	$12,671

Total assets at period end – GAAP	$235,693	$266,444	$304,706
Less: Assets of consolidated investment management funds	13,260	14,699	13,533
Subtotal assets of operations – Non-GAAP	222,433	251,745	291,173
Less: Goodwill	16,106	18,156	18,191
Intangible assets	5,354	5,617	5,514
Cash on deposit with the Federal Reserve and other central banks (a)	21,548	24,613	56,478
Tangible assets of operations at period end – Non-GAAP	$179,425	$203,359	$210,990

Common shareholders’ equity to total assets – GAAP	12.9%	12.5%	11.1%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.3%	5.9%	6.0%

Period end common shares outstanding (in thousands)	1,214,042	1,241,724	1,232,691

Book value per common share	$25.04	$26.78	$27.46
Tangible book value per common share – Non-GAAP	$9.33	$9.67	$10.28
(a)	Assigned a zero percent risk weighting by the regulators.

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BNY Mellon 2Q11 Quarterly Earnings Review

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	June 30, 2010	March 31, 2011	June 30, 2011 (b)
Total Tier 1 capital	$13,857	$14,403	$14,896
Less: Trust preferred securities	1,663	1,686	1,669
Total Tier 1 common equity	$12,194	$12,717	$13,227

Total risk-weighted assets	$102,807	$102,887	$105,407

Tier 1 common equity to risk-weighted assets ratio	11.9%	12.4%	12.6%
(a)	On a regulatory basis using Tier 1 capital as determined under Basel I guidelines.
(b)	Preliminary.

Return on Tier 1 common equity (dollars in millions)	1Q11	2Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625	$735
Average Tier 1 common equity	$12,319	$12,972
Return on Tier 1 common equity (a)	21%	23%
(a)	Annualized.

The following table presents investment management fee revenue excluding performance fees.

Investment management and performance fee revenue				2Q11 vs.
(dollars in millions)	2Q10	1Q11	2Q11	2Q10	1Q11
Investment management and performance fee revenue	$686	$764	$779	14%	2%
Less: Performance fees	19	17	18
Investment management fee revenue excluding performance fees	$667	$747	$761	14%	2%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	2Q10	1Q11	2Q11
Operations of consolidated investment management funds	$65	$110	$63
Less: Noncontrolling interests of consolidated investment management funds	33	44	21
Income from consolidated investment management funds, net of noncontrolling interests	$32	$66	$42

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BNY Mellon 2Q11 Quarterly Earnings Review

Reconciliation of effective tax rate	2Q10 (a)	1Q11	2Q11
Effective tax rate – GAAP	30.2%	29.3%	26.9%
Consolidated investment management funds	1.0	1.3	2.6
Other	(0.4)	(0.4)	0.5
Effective tax rate – operating basis – Non-GAAP	30.8%	30.2%	30.0%
(a)	Presented on a continuing operations basis.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements made regarding our estimates of our Basel III Tier 1 common equity ratio, as well as our plans to meet proposed Basel III capital guidelines. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of July 19, 2011, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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